As filed with the Securities and Exchange Commission on January 12, 2022

Registration No. 333-261600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming	83-0205516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

U.S. ENERGY CORP. 2021 EQUITY INCENTIVE PLAN

(Full title of the plans)

Ryan Smith

Chief Executive Officer

U.S. Energy Corp.

675 Bering Drive, Suite 100

Houston, Texas 77057

(Name and address of agent for service)

(303) 993-3200

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on December 10, 2021 by U.S. Energy Corp., a Wyoming corporation (the “Company”):

●	Registration Statement filed on Form S-8 (File No. 333-261600), registering 1,000,000 shares of common stock, par value $0.01, for issuance under the U.S. Energy Corp. 2021 Equity Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing Exhibit 23.3 thereto. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on the 12th day of January 2022.

U.S. ENERGY CORP.

/s/ Ryan Smith
By:	Ryan Smith, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ryan Smith, with full power of substitution, re-substitution and authority to act, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan L. Smith	President, Chief Executive Officer, Chief Financial Officer	January 12, 2022
Ryan L. Smith	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ John A. Weinzierl	Chairman	January 12, 2022
John A. Weinzierl

/s/ James W. Denny III	Director	January 12, 2022
James W. Denny III

/s/ Randall D. Keys	Director	January 12, 2022
Randall D. Keys

/s/ D. Stephen Slack	Director	January 12, 2022
D. Stephen Slack

/s/ Duane H. King	Director	January 12, 2022
Duane H. King

/s/ Joshua L. Batchelor	Director	January 12, 2022
Joshua L. Batchelor

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1**	Opinion of The Loev Law Firm, PC
10.1**	U.S. Energy Corp. 2021 Equity Incentive Plan***	8-K	000-06814	10.1	June 29, 2021
10.2**	Form of Stock Option Agreement (2021 Equity Incentive Plan) ***	S-8	333-261600	10.2	December 10, 2021
10.3**	Form of Restricted Stock Grant Agreement (2021 Equity Incentive Plan) ***	S-8	333-261600	10.3	December 10, 2021
23.1**	Consent of Plante & Moran, PLLC	S-8	333-261600	23.1	December 10, 2021
23.2**	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)	S-8	333-261600	23.2	December 10, 2021
23.3*	Consent of Don Jacks, P.E.					X
24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith.
**	Previously filed.
***	Indicates management contract or compensatory plan or arrangement.